EXHIBIT 24  POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that the undersigned hereby constitutes and appoints Gary Holland and Mary Beth Riley and each of them acting or signing alone as his or her true and lawful attorney in fact to

 (1) execute for and on behalf of the undersigned in the undersigneds capacity as an officer and/or director of Ascena Retail Group Inc (the Company) any and all reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3 4 or 5 or other required report and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority and

 (3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform each and every act and thing whatsoever requisite necessary and proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or his or her substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that no such attorney in fact in serving in such capacity at the request of the undersigned is hereby assuming nor is the Company hereby assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 17th day of September 2018

   Printed Name: Catherine Bugglen

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